Exhibit 99.1

STAFFING 360 SOLUTIONS, INC.
757 THIRD AVENUE, 27TH FLOOR
NEW YORK, NY 10017

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/STAF2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 2, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61550-Z89259 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STAFFING 360 SOLUTIONS, INC. (THE "COMPANY")

The Board of Directors recommends you vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To adopt that certain Agreement and Plan of Merger, dated November 1, 2024, by and among Staffing 360, Atlantic International Corp., a Delaware corporation (“Atlantic International”), and A36 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Atlantic (the “Merger Sub”) (as amended by the First Amendment thereto, dated as of January 7, 2025, and as it may be further amended from time to time, “Merger Agreement”) and the transactions contemplated therein and in connection therewith, a copy of which is included as Annex A to the accompanying proxy statement/prospectus (the "Merger Agreement Adoption Proposal").	☐	☐	☐
2. To approve the adjournment of the Staffing 360 special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Staffing 360 special meeting to approve the Merger Agreement Adoption Proposal.	☐	☐	☐

The board of directors of Staffing 360 recommends that Staffing 360 stockholders vote “FOR” each of the proposals to be considered at the Special Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V61551 - Z89259 STAFFING 360 SOLUTIONS, INC. Special Meeting of Stockholders February 3, 2025, 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Brendan Flood, or in his absence, Alicia Barker, with the power of substitution and resubstituting to vote any and all shares of capital stock of Staffing 360 Solutions, Inc . (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Special Meeting of the Company, to be held via the Internet www . virtualshareholdermeeting . com/STAF 2025 SM on February 3 , 2025 at 10 : 00 AM Eastern Time, and at any adjournments or postponements thereof, upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such proxy holders to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given . IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO VOTE IS SPECIFIED, SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2 . In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof . Continued and to be signed on reverse side